Exhibit 99.1

PROXY
SHREWSBURY BANCORP
SPECIAL MEETING OF SHAREHOLDERS

THERE ARE THREE WAYS TO VOTE YOUR SHARES

INTERNET VOTING	TELEPHONE VOTING	VOTING BY MAIL

Visit the Internet voting website at http://proxy.georgeson.com.

Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen.You will incur only your usual Internet charges. Available until 5 pm Eastern Standard Time March 28, 2005.

This method of voting is available for all stockholders (U.S. and non-U.S.). On a touch tone telephone, call TOLL FREE 1-877-260-0388, 24 hours a day, 7 days a week. For non-U.S. dialing access codes, please refer to the enclosed insert. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available until 5 pm Eastern Standard Time March 28, 2005.

Simply, mark, sign and date your proxy card and return it in the postage-paid envelope. Any mailed proxy cards must be received prior to the vote at the meeting. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

x  Please mark
         votes as in
         this example.

The Board of Directors recommends a vote “FOR” the below listed proposition.

1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 2, 2004 (the “Agreement”), among Valley National Bancorp, a New Jersey corporation and registered bank holding company (“Valley”), Valley National Bank, a national banking association and wholly-owned subsidiary of Valley (the “Bank”), Shrewsbury Bancorp, a New Jersey corporation and registered bank holding company (“Shrewsbury”), and Shrewsbury State Bank, a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of Shrewsbury (“Shrewsbury State Bank”). Pursuant to the Agreement, Shrewsbury will be merged with and into Valley with Valley surviving and Shrewsbury shareholders receiving the consideration set forth in the Agreement. Immediately after the merger of Shrewsbury into Valley, Shrewsbury State Bank shall be merged with and into the Bank with the Bank surviving.

FOR	AGAINST	ABSTAIN	2. In their discretion to vote upon such other matters as may properly come before the Meeting Optional: Mark this box with an X if you plan to attend the Special Meeting.	YES

The undersigned acknowledges receipt from Shrewsbury prior to the execution of this proxy of Notice of the Meeting, a Proxy Statement-Prospectus dated February 24, 2005 and an Election Form/Letter of Transmittal.

Dated ________________________________, 2005

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Signature(s)

____________________________________

Signature(s)

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

SHREWSBURY BANCORP

465 BROAD STREET

SHREWSBURY, NEW JERSEY 07702

SPECIAL MEETING OF SHAREHOLDERS

MARCH 29, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SHREWSBURY BANCORP

The undersigned hereby appoints George A. Blair, John Kay and J. Robert Warncke of Shrewsbury Bancorp (“Shrewsbury”), or their designees with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Shrewsbury which the undersigned is entitled to vote at the Special Meeting of Shareholders (“Meeting”), to be held at the Molly Pitcher Inn, 88 Riverside Avenue, Red Bank, New Jersey 07701 on Tuesday, March 29, 2005 at 2:00 p.m. local time, and at any and all adjournments thereof.

Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of Shrewsbury at the Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of Shrewsbury of his or her decision to terminate this proxy.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED WHITE POSTAGE-PREPAID ENVELOPE.

SEE REVERSE SIDE